                                                                     Exhibit 4.4

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
(A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHER WISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. 001                                                             $150,000,000
                                                            CUSIP NO.: 169659AA7
                                                          ISIN NO.: US169659AA70


                  12 3/4% Senior Subordinated Notes Due 2009


          ChipPAC International Company Limited , a British Virgin Islands corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS on August 1, 2009.

          Interest Payment Dates:  August 1 and February 1.

          Record Dates:  July 15 and January 15.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:  August 5, 1999



                                             CHIPPAC INTERNATIONAL COMPANY
                                             LIMITED,

                                                  by /s/ P.J. Kim
                                                    ------------------------
                                                    Name: P.J. Kim
                                                    Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

FIRSTAR BANK OF MINNESOTA, N.A.
     as Trustee, certifies that
     this is one of the Securities
     referred to in the Indenture.


by  /s/ Frank Leslie
    ----------------------------------
    Authorized Signatory

                   12 3/4% Senior Subordinated Note Due 2009


1.  Interest
    --------

          ChipPAC International Company Limited, a British Virgin Islands corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in
             -----------------
the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuer will pay interest semiannually on August 1 and February 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 29, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment
    -----------------

          The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the July 15 or January 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that
                                                        --------  -------
payments on a certificated

Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

          Initially, Firstar Bank of Minnesota, N.A., a Delaware banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          The Issuer issued the Securities under an Indenture dated as of July 29, 1999 (the "Indenture"), among the Issuer, the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15
U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
------
"Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. The Issuer's obligations under the Securities are guaranteed by the Company and each of the Subsidiary Guarantors.

          The Securities are general unsecured obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture limits, among other things (i) the incurrence of additional debt by the Company and its Restricted Subsidiaries, (ii) the payment of dividends on capital stock of the Company and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) certain transactions with affiliates, (iv) sales of assets, including capital stock of subsidiaries, and (v) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications contained in the Indenture.

5. Optional Redemption
   -------------------

          Except as set forth in the next paragraph of this Section 5 and in
Section 6, the Securities may not be redeemed prior to August 1, 2004. On and after that date, the Issuer may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          if redeemed during the 12-month period beginning August 1,

     Period                                        Percentage
     ------                                        ----------
     2004.........................................   106.375%
     2005.........................................   104.250
     2006.........................................   102.125
     2007 and thereafter..........................   100.000%

          In addition, at any time prior to August 1, 2002, the Issuer may at its option on one or more occasions redeem up to 35% of the aggregate principal amount of Securities with the proceeds of one or more Equity Offerings, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 112 3/4% of the principal amount thereof, plus accrued interest to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that:
       --------  -------

          (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than the Securities held, directly or indirectly, by the Issuer or its Affiliates); and

          (2) each such redemption occurs within 60 days after the date of the related Equity Offering.

          The Securities may be redeemed, at the option of the Issuer, at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations promulgated thereunder) of the British Virgin Islands (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; provided, however, that (i) no such notice of redemption may be given
      --------  -------
earlier than 60 days prior to the earliest date on which Additional Amounts are due and payable in respect of the Notes and (ii) at the time any such redemption notice is given, such obligation to pay Additional Amounts remains in effect. Prior to giving any notice of redemption pursuant to this provision, the Issuer will deliver to the applicable Trustee (i) an Officers' Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred and (ii) an Opinion of Counsel in the British Virgin Islands to the effect that the Issuer has or will become obligated to pay Additional Amounts as a result of such amendment or change.

          In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee, on a pro rata basis, by lot or by such
                                             --- ----
other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of U.S. $1,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

6.  Special Mandatory Redemption
    ----------------------------

          In the event the Recapitalization is not consummated on or prior to August 9, 1999, the Issuer will redeem the Securities (the "Special Redemption") at a redemption price of 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon (subject to the right of holders of record on the relevant date to receive interest due on such date) to the date of redemption. The Issuer will cause the notice of the special mandatory redemption to be mailed no later than the next business day following August 9, 1999, and will redeem the Securities three business days following the date of notice of redemption.

7.  Notice of Redemption
    --------------------

          Except as set forth in paragraph 6 above, notice of optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Put Provisions
    --------------

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.  Subordination
    -------------

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

13.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuer, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Issuer to redeem or purchase Securities when required; (iii) failure by the Issuer and the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuer if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10.0 million; and (vii) failure of the Company Guaranty or any Subsidiary Guaranty to be in full force and effect, or the failure of the Company or a Significant Subsidiary that is a Subsidiary Guarantor to honor its obligations under the Company Guaranty or its Subsidiary Guaranty, as the case may be. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.

Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Issuer
     --------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Issuer or the Trustee shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Holders' Compliance with Registration Rights Agreement.
     ------------------------------------------------------

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

21.  Governing Law.
     --------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Issuer will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


                                        CHIPPAC INTERNATIONAL COMPANY
                                        LIMITED
                                        c/o CHIPPAC, INC.
                                        3151 CORONADO DRIVE
                                        SANTA CLARA, CA 95054

________________________________________________________________________________

                                        ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Issuer. The agent may substitute another to act for him.


________________________________________________________________________________


Date: ________________                     Your Signature:______________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [ ]  to the Issuer; or

     (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
                                               --------  -------
     (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        ________________________

                                                Signature

Signature Guarantee:



____________________________            ________________________
Signature must be guaranteed                    Signature

________________________________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                 ______________________________
                                        NOTICE:  To be executed by
                                                 an executive officer

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:

                                                         Principal amount        Signature of
            Amount of decrease    Amount of increase     of this Global          authorized officer
            in Principal          in Principal           Security following      of Trustee or
Date of     Amount of this        Amount of this         such decrease or        Securities
Exchange    Global Security       Global Security        increase)               Custodian

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                     [  ]

          If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $


Date: _______________             Your Signature:  ___________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security.)


Signature Guarantee: _______________________________________
                        (Signature must be guaranteed)